Exhibit 10.3

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement, dated as of                 , between Raytheon Company, a Delaware corporation (the “Corporation”), and                 , a Director of the Corporation (the “Participant”).

WHEREAS, the Board of Directors of the Corporation has established the Raytheon Company 1997 Nonemployee Directors Restricted Stock Plan (the “Plan”); and

WHEREAS, the Plan is administered by the Management Development and Compensation Committee (the “Committee”) of the Board of Directors; and

WHEREAS, in order to reward the Participant for services to be rendered in a manner that relates directly to the Corporation’s earnings and growth and to further the identity of interests of the Participant and the Corporation’s stockholders through opportunities for increased stock ownership by the Participant, the Committee (acting through the Options Subcommittee of the Management Development and Compensation Committee) has granted to the Participant a Restricted Stock Award of              shares of Common Stock of the Corporation; and

WHEREAS, as required by the Plan, the parties hereto desire to evidence such award by this written agreement.

NOW, THEREFORE, in consideration of the foregoing and the Participant’s acceptance of the terms and conditions hereof, the parties hereto agree as follows:

1. The shares of Common Stock granted to the Participant shall be registered in the name of the Participant and retained in the custody of the Corporation until the restrictions thereon have lapsed and been removed in accordance with Section 3 below (the “Restriction Period”). During the Restriction Period, the Participant will be entitled to vote such shares and to receive dividends paid on such shares, provided that all shares of Common Stock of the Corporation or other securities paid as a dividend or distribution on such shares shall be held by the Corporation and shall be subject to the same restrictions as the shares granted to the Participant hereunder.

2. The shares of Common Stock granted to the Participant hereunder shall vest (the “Vesting Date”) on the date of the 2006 Annual Meeting of Stockholders. On or about such date, the Corporation shall deliver to the Participant a certificate, registered in the name of the Participant and free of restrictions hereunder, representing the number of shares of Common Stock granted to the Participant hereunder. No payment shall be required from the Participant in connection with any delivery to the Participant of shares hereunder.

3. All restrictions shall terminate with respect to the shares covered hereby upon the earlier of the Vesting Date or the Participant’s (i) death; (ii) ceasing to be a Director of the Corporation following a Change in Control (as that term is defined in the Plan); or (iii) retirement as a Director of the Corporation at age 70 or later. The foregoing notwithstanding, the shares of Common Stock granted to the Participant hereunder shall remain subject to the restrictions on transferability set forth in this Section 3 for a period of not less than six months following the date hereof.

4. The granting of this Restricted Stock Award shall not be deemed to create a contract of employment between the Participant and the Corporation.

5. If during the Restriction Period the Participant ceases to be a Director of the Corporation for any reason other than as specified in Section 3 above, then the Participant shall cease to be entitled to delivery of any of the shares as to which the applicable restrictions have not theretofore lapsed, and all rights of the Participant in and to such shares, including any prorated portion of the shares with respect to a partial year, shall be forfeited.

6. Until the lapse of the restrictions applicable to any shares of Common Stock held in custody for the Participant pursuant to this Restricted Stock Agreement, such shares may not be sold, transferred, pledged, exchanged, hypothecated or disposed of by the Participant and shall not be subject to execution, attachment or similar process.

7. Except as expressly set forth herein, all terms and conditions of the Plan are incorporated herein by reference and constitute an integral part hereof.

8. Notices required or permitted hereunder shall be in writing and shall be delivered personally or by mail, postage prepaid, addressed to the Office of the General Counsel of the Corporation, 870 Winter Street, Waltham, Massachusetts 02451, and to the Participant at his address as shown on the Corporation’s records, or to such other address as the Participant by notice to the Corporation may designate in writing from time to time.

RAYTHEON COMPANY

/S/ WILLIAM H. SWANSON
William H. Swanson Chairman and Chief Executive Officer

ACCEPTED:

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